Exhibit 99.(m)(1)(b)

Exhibit A

COMPASS EMP FUNDS TRUST

CLASS A MASTER DISTRIBUTION PLAN

As Amended May 21, 2015

The Class A Master Distribution Plan has been adopted with respect to the following Funds:

Compass EMP U.S. 500 Volatility Weighted Fund

Compass EMP U.S. Small Cap 500 Volatility Weighted Fund

Compass EMP International 500 Volatility Weighted Fund

Compass EMP Emerging Market 500 Volatility Weighted Fund

Compass EMP REC Enhanced Volatility Weighted Fund

Compass EMP U.S. 500 Enhanced Volatility Weighted Fund

Compass EMP Long/Short Strategies Fund

Compass EMP International 500 Enhanced Volatility Weighted Fund

Compass EMP U.S. Long/Short Fund

Compass EMP Commodity Long/Short Strategies Fund

Compass EMP Commodity Strategies Volatility Weighted Fund

Compass EMP Managed Futures Strategy Fund

Compass EMP U.S. Long/Short Fixed Income Fund

Compass EMP Long/Short Fixed Income Fund

Compass EMP U.S. Enhanced Fixed Income Fund

Compass EMP Enhanced Fixed Income Fund

Compass EMP Ultra Short-Term Fixed Income Fund

Compass EMP Alternative Balanced Fund

Compass EMP Alternative Growth Fund

Compass EMP Alternative Strategies Fund

Compass EMP Multi-Asset Conservative Fund

Compass EMP Multi-Asset Moderate Fund

Compass EMP Multi-Asset Aggressive Fund

Compass EMP US High Dividend 100 Volatility Weighted Fund

Compass EMP US EQ Income 100 Enhanced Volatility Weighted Fund